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                                   Exhibit 16
                        Letter of McGladrey & Pullen, LLP

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McGLadrey & Pullen
Certified Public Accountants

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March 25, 2005


Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Jacksonville Bancorp, Inc.'s statements included under paragraphs 2 and 3 of Item 9 in it's Annual Report on Form 10-K for the year ending 2004, and we agree with such statements concerning our firm.


/s/  McGladrey & Pullen, LLP
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McGladrey & Pullen, LLP
Champaign, Illinois